ITRONICS INC. AND SUBSIDIARIES

                     ACCOUNTANT'S LETTER REGARDING CHANGE
                            IN ACCOUNTING PRINCIPLE

                                  EXHIBIT 18



                                                         March 17,1998


Itronics Inc.
6490 S. McCarran Boulevard
Building C, Suite 23
P.O. Box 10725
Reno, Nevada 89510

Dear Sirs:

	We have audited the financial statements as of December 31, 1997 and 1996, included in your Annual Report on Form 10-KSB to the Securities and Exchange Commission and have issued our report thereon dated March 6, 1998.
Note 18 to such financial statements contains a description of your adoption during the year ended December 31, 1997 of a change in your accounting method for annual audit and shareholder meeting expenses. In our judgement, such change is to an alternative accounting principle that is preferable under the circumstances.







                                           Very truly yours,

                                           /S/ KAFOURY, ARMSTRONG & CO.



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